Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Partners of
Crosstex Energy, L.P.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-107025 and 333-127645) and Forms S-3 (Nos. 333-116538, 333-128282, 333-134712 and 333-135951) of Crosstex Energy, L.P. of our report dated March 2, 2009, with respect to the consolidated balance sheet of Crosstex Energy GP, L.P. as of December 31, 2008, which report appears herein this Form 10-K of Crosstex Energy, L.P.

/s/ KPMG LLP

Dallas, TX
March 2, 2009